                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-00000) and related Information Statement-Prospectus of National Commerce Bancorporation for the registration of 850,000 shares of its common stock and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the consolidated financial statements of National Commerce Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Memphis, Tennessee
January 27, 1998